Exhibit 10.7

INDEMNIFICATION AGREEMENTS

MariLyn R. Blair

Michael B. Bracy

Ted C. DeMerritt

Deloris R. Duquette

C.R. Dwiggins, Jr.

Larry H. Eggleston

Jon E. Eliassen

Russell N. Fairbanks, Jr.

Thomas S. Foley

Thomas S. Glanville

Steven M. Helmbrecht

Chuck McAtee

Philip C. Mezey

Randi L. Neilson

Robert D. Neilson

Sharon L. Nelson

LeRoy D. Nosbaum

Mary Ann Peters

Jemima G. Scarpelli f/k/a Brennan

Douglas L. Staker

Russell E. Vanos

Stuart Edward White

Robert W. Whitney

Graham M. Wilson